                                                                      Exhibit 11
EXHIBIT 11 (Unaudited)

COMPUTATION OF NET EARNINGS PER SHARE

                                                            BASIC                           DILUTED
                                                       Six Months Ended                 Six Months Ended
                                                          December 31,                     December 31,
                                                    ----------------------           --------------------
                                                    1999              1998           1999            1998
                                                    ----              ----           ----            ----

Net income                                       $1,315,902       $  185,023      $1,315,902      $  185,023
                                                 ==========       ==========      ==========      ==========


Weighted average common
    shares outstanding                            5,954,671        5,807,351       5,954,671       5,807,351
                                                 ==========       ==========

Weighted average common
    share equivalents:
      Options and warrants                              -                -           506,862         796,957
                                                                                  ==========      ==========

Weighted average common
    shares and common share
    equivalents                                   5,954,671        5,807,351       6,461,533       6,604,308
                                                 ==========       ==========      ==========      ==========


Net income loss per share                        $      .22       $      .03      $     .20       $      .03
                                                 ==========       ==========      ==========      ==========




                                                             BASIC                            DILUTED
                                                       Three Months Ended               Three Months Ended
                                                          December 31,                     December 31,
                                                    ----------------------             --------------------

                                                   1999               1998             1999            1998
                                                   ----               ----             ----            ----

Net income                                      $  710,574         $  464,670      $  710,574       $  464,670
                                                ==========         ==========      ==========       ==========


Weighted average common
    shares outstanding                           5,951,872          5,837,095       5,951,872        5,837,095
                                                ==========         ==========

Weighted average common
    share equivalents:
      Options and warrants                             -                  -           499,608          744,748
                                                                                   ==========       ==========

Weighted average common
    shares and common share
    equivalents                                  5,951,872          5,837,095       6,451,480        6,581,843
                                                ==========         ==========      ==========       ==========


Net income (loss) per share                     $      .12         $      .08      $      .11       $      .07
                                                ==========         ==========      ==========       ==========

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